FOHP, INC. & SUBSIDIARIES
           (SUCCESSOR TO FIRST OPTION HEALTH PLAN OF NEW JERSEY, INC.)
                                   EXHIBIT 11
                        COMPUTATION OF EARNINGS PER SHARE




                                                 Three Months Ended
                                                      March 31,
                                                 1997          1996
                                             ---------------------------


Net Income (Loss)                            $(9,563,708)   $(2,964,020)
                                             ===========================


Weighted average number of common shares:
  Shares outstanding at 2/28/97                2,100,173
  Shares outstanding at 3/31/97                2,086,839
  Shares outstanding quarter ended 3/31/96                    2,100,173

Weighted average shares outstanding            2,095,728      2,100,173
                                             ===========================


Net (loss) per common share                  $     (4.56)  $      (1.41)
                                             ===========================



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